160 Cassell Road Box 144 Harleysville, Pa 19438 (215) 723-6751 FAX (215) 723-6758 TRADED: NYSE SYMBOL: MPR	NEWS RELEASE

date:	February 25, 2004
for release:	Immediate
contact:	Investor Contact:	Media Contact:
	Gary J. Morgan, Vice President of Finance, CFO	Dina Silver, APR (215) 957-0300
	215-723-6751, gmorgan@metpro.com	dsilver@dbcommunications.net

Met-Pro Corporation Announces Financial Results
for the Fiscal Year Ended 1/31/2004

• 8% Sales Increase Over FYE 2003
• 4th Quarter Income from Operations Increases 23% Over Last Year
• Year-to-Date Income from Operations Increases 22%
• Year-to-Date Bookings Increase 12% Over Last Year
• Cash Flows from Operating Activities Increase 41%

Harleysville, PA, February 25 - Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR ), today announced sales and earnings per share for the fourth quarter and full year ended January 31, 2004.

Sales for the fourth quarter were $19.6 million, which was 6% above last year’s fourth quarter sales of $18.5 million. Sales for the fiscal year ended January 31, 2004 totaled $75.1 million, compared to $69.6 million for the same period last year, an increase of 8%.

Income from operations for the fourth quarter ended January 31, 2004 totaled $3.3 million, compared to $2.7 million for the same quarter of last year, an increase of 23%. Income from operations for the fiscal year ended January 31, 2004 totaled $11.2 million, a 22% increase over the $9.2 million reported in the prior fiscal year.

Basic and diluted earnings per share for the fourth quarter ended January 31, 2004 were $.21 compared to $.22 for the same period last year. Basic and diluted earnings, excluding an unusual charge for expenses incurred in a patent litigation case, increased for the fourth quarter ended January 31, 2004 to $.25, up 14% from $.22 for the fourth quarter of last year.

Basic and diluted earnings per share for the fiscal year ended January 31, 2004 were $.76 compared to $.71 for the prior fiscal year. Basic and diluted earnings, excluding an unusual charge for expenses incurred in a patent litigation case, increased for the fiscal year ended January 31, 2004 to $.87 and $.86, up 23% and $.21, respectively, from $.71 a year ago.

As Met-Pro announced in a separate press release issued on February 24, 2004, an agreement has been reached with United States Filter Corporation (USFilter), subject to court approval, to settle a patent litigation case that involved a small number of odor control installations sold by Met-Pro’s Duall Division. Basic and diluted earnings per share for the fiscal year ended January 31, 2004 were reduced by $.11 and $.10, respectively, due to litigation expenses incurred in connection with this case. The settlement will have no material adverse impact upon the fiscal year ending January 31, 2005. More information about this settlement can be obtained in the separate press release.

Bookings of new orders for the fiscal year ended January 31, 2004 totaled $75.3 million compared to $68.3 million for last year, an increase of 12%.

Cash flows from operating activities increased to $8.2 million, a 41% increase over the $5.8 million reported in the fiscal year ended January 31, 2003. Cash flows from operating activities per share for the full year increased $.28 to $.98 over the $.70 earned during the fiscal year ended 2003.

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A four-for-three stock split was completed by the Company on October 15, 2003. All references in the financial statements to per share amounts and number of shares outstanding have been restated to reflect the effect of the stock split.

"We are pleased with the results that we have been able to report for the fourth quarter and the fiscal year ended January 31, 2004," said Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation. "These results demonstrate that our company is very capable of adjusting to varying economic realities and delivering solid results. We are also pleased that the price of our stock increased 50.5% (including the dividend payment) during the calendar year ending December 31, 2003 and that we were able to reward our shareholders for their confidence in our company through a 7.4% cash dividend increase, which we announced on September 17, 2003. The legal expenses stemming from the patent litigation initiated by USFilter had a significant impact on our earnings per share for both the fourth quarter and the fiscal year. However, with the agreed to settlement, it will no longer have any material adverse financial impact on the company."

De Hont further stated that "the diversity of our products and the markets we serve, the many synergies within our organization, our great team of employees and an improving economy give us continued optimism about our prospects for the new fiscal year."

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, Harleysville, Pennsylvania, manufactures and sells product recovery and pollution control equipment for purification of air and liquids and fluid handling equipment for corrosive, abrasive and high temperature liquids. With ten divisions and five subsidiaries, the company, established in 1966, provides products to residential, commercial, industrial and municipal markets that include, but are not limited to, pharmaceuticals, chemicals, petrochemicals, water and aquariums. For more information, please visit www.met-pro.com .

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contains statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation of purchase orders, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com .

Met-Pro Corporation
Condensed Consolidated Balance Sheet
(unaudited)

		January 31,
	2004		2003

Assets
Current assets	$48,173,429		$40,631,745
Property, plant and equipment, net	11,514,199		11,950,422
Costs in excess of net assets of business acquired, net	20,798,913		20,798,913
Other assets	649,016		373,591

Total assets	$81,135,557		$73,754,671

Liabilities and shareholders’ equity
Current liabilities	$14,229,463		$9,750,309
Long-term debt	5,447,869		7,111,995
Other liabilities	1,187,491		846,482

Total liabilities	20,864,823		17,708,786

Shareholders’ equity	60,270,734	56,045,885

Total liabilities and shareholders’ equity	$81,135,557	$73,754,671

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Met-Pro Corporation/Page 3

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2004	2003	2004	2003

Net sales	$19,618,907	$18,475,723	$75,058,929	$69,619,382
Cost of goods sold	12,799,310	12,046,628	48,406,090	45,439,557

Gross profit	6,819,597	6,429,095	26,652,839	24,179,825

Operating expenses
Selling	1,759,119	1,674,568	7,662,594	7,139,082
General and administrative	1,786,057	2,093,749	7,823,007	7,885,757

Income from operations	3,274,421	2,660,778	11,167,238	9,154,986

Interest expense	(104,836)	(126,158)	(441,704)	(505,394)
Other income, net	29,630	76,958	182,736	278,126
Unusual charge - patent litigation	(512,968)	-	(1,292,242)	-

Income before taxes	2,686,247	2,611,578	9,616,028	8,927,718

Provision for taxes	913,324	797,109	3,269,449	3,039,339

Net income	$1,772,923	$1,814,469	$6,346,579	$5,888,379

Basic earnings per share	$.21	$.22	$.76	$.71
Diluted earnings per share	$.21	$.22	$.76	$.71

Average common shares outstanding:
Basic shares	8,295,499	8,234,891	8,297,668	8,239,490
Diluted shares	8,390,032	8,291,312	8,398,256	8,295,328

Adjusted for four-for-three stock split

Consolidated Business Segment Data
(unaudited)

	Years Ended January 31,
	2004	2003

Net sales
Product recovery/pollution control equipment	$50,746,995	$46,094,834
Fluid handling equipment	24,311,934	23,524,548

	$75,058,929	$69,619,382

Income from operations
Product recovery/pollution control equipment	$7,977,169	$6,039,173
Fluid handling equipment	3,190,069	3,115,813

	$11,167,238	$9,154,986

Identifiable assets at January 31
Product recovery/pollution control equipment	$44,613,967	$41,396,626
Fluid handling equipment	19,313,159	18,417,187

	63,927,126	59,813,813
Corporate	17,208,431	13,940,858

	$81,135,557	$73,754,671

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

Years ended January 31,
2004	2003	2002

Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$6,346,579	$5,888,379	$6,189,317
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,571,482	1,559,357	2,046,007
Deferred income taxes	471,652	379,874	155,419
(Gain) loss on sales of property and equipment, net	24,906	(5,247)	(472,895)
Allowance for doubtful accounts	(55,077)	34,188	10,721
(Increase) decrease in operating assets, net of acquisition:
Accounts receivable	(4,156,402)	(1,420,024)	3,658,676
Inventories	766,704	591,932	(687,317)
Prepaid expenses, deposits and other current assets	(214,988)	(52,207)	115,808
Other assets	(336,490)	(8,408)	(8,092)
Increase (decrease) in operating liabilities, net of acquisition:
Accounts payable and accrued expenses	3,352,279	(406,094)	(2,933,944)
Customers’ advances	460,009	(732,761)	140,289
Other non-current liabilities	2,197	2,197	87,578

Net cash provided by operating activities	8,232,851	5,831,186	8,301,567

Cash flows from investing activities
Proceeds from sales of property and equipment	–	19,347	1,095,456
Acquisitions of property and equipment	(952,812)	(752,125)	(1,631,356)
Payment for purchase of acquisition	–	(465,673)	–

Net cash (used in) investing activities	(952,812)	(1,198,451)	(535,900)

Cash flows from financing activities
Proceeds from new borrowing	–	16,373	–
Reduction of debt	(1,536,927)	(1,235,974)	(1,741,711)
Exercise of stock options	884,339	353,229	1,092,253
Payment of dividends	(2,280,833)	(2,029,579)	(1,934,132)
Purchase of treasury shares	(893,570)	(289,218)	(1,793,435)
Cash in lieu of fractional shares	(1,421)	–	–

Net cash (used in) financing activities	(3,828,412)	(3,185,169)	(4,377,025)

Effect of exchange rate changes on cash	115,259	149,541	(66,427)

Net increase in cash and cash equivalents	3,566,886	1,597,107	3,322,215

Cash and cash equivalents at beginning of year	13,429,367	11,832,260	8,510,045

Cash and cash equivalents at end of year	$16,996,253	$13,429,367	$11,832,260

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Met-Pro Corporation/Page 5

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this press release is attached as an exhibit.

The following table reconciles basic and diluted earnings per share, excluding an unusual charge for expenses incurred in a patent infringement case, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles for the fourth quarter and fiscal years ended January 31, 2004 and 2003:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
(unaudited)

Three Months Ended	Twelve Months Ended
January 31,	January 31,
	2004	2003	2004	2003

Income before tax as reported	$2,686,247	$2,611,578	$9,616,028	$8,927,718
Add: Unusual charge - patent litigation	512,968	-	1,292,242	-

Adjusted income before tax	$3,199,215	$2,611,578	$10,908,270	$8,927,718

Net income as reported	$1,772,923	$1,814,469	$6,346,579	$5,888,379
Add: Unusual charge - patent litigation	338,559	-	852,879	-

Adjusted net income	$2,111,482	$1,814,469	$7,199,458	$5,888,379

Basic earnings per share as reported	$.21	$.22	$.76	$.71
Adjusted basic earnings per share	$.25	$.22	$.87	$.71

Diluted earnings per share as reported	$.21	$.22	$.76	$.71
Adjusted diluted earnings per share	$.25	$.22	$.86	$.71

Average common shares outstanding:
Basic shares	8,295,499	8,234,891	8,297,668	8,239,490
Diluted shares	8,390,032	8,291,312	8,398,256	8,295,328

Adjusted for four-for-three stock split.